CONSENT OF INDEPENDENT AUDITORS



          We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated October 11, 2002, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-72460 and 811-08188) of Alliance Emerging Market Debt Fund, Inc.



                                     ERNST & YOUNG LLP



 New York, New York
 October 23, 2002



00250.0157 #357392